UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

DUKE ENERGY INDIANA, INC.

 (Exact Name of Registrant as Specified in its Charter)

Indiana	1-3543	35-0594457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Main Street, Plainfield, Indiana 46168

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.   Other Events.

On November 24, 2009, Duke Energy Indiana, Inc. (the “Company”) filed its fourth petition with the Indiana Utility Regulatory Commission (the “Commission”) related to the ongoing review of the Edwardsport clean coal gasification plant under construction in southwest Indiana.  The Company is projecting that the cost estimate for the plant, which was previously approved by the Commission, is estimated to exceed the approved $2.35 billion estimate.  Design modifications and growth in the scope of the project are projected to add approximately $150 million, or 6%, to the capital costs of the project, and an additional amount will also be necessary for contingency. Over the next few months, the Company will examine the costs associated with labor, final engineering, procurement and plant start-up to determine how much will be needed in contingency funds.  The Company expects to provide an updated cost estimate to the Commission by March 2010.  Any cost increases for the plant must be approved by the Commission.  The project is scheduled to be completed in 2012.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: November 24, 2009	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller

DUKE ENERGY INDIANA, INC.

Date: November 24, 2009	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Chief Financial Officer, Senior Vice President and Controller